Report of Independent Registered Public Accounting Firm

To the Board of Trustees and Shareholders of Franklin Tax-Free Trust

In planning and performing our audits of the financial statements of Franklin Alabama Tax-Free Income Fund, Franklin Arizona Tax-Free Income Fund, Franklin Colorado Tax-Free Income Fund, Franklin ConnecticutTax-Free Income Fund, Franklin Double Tax-Free Income
Fund, FranklinFederal Intermediate-Term Tax-Free Income Fund,
Franklin Federal Limited-Term Tax-Free Income Fund, Franklin
Florida Tax-Free Income Fund,Franklin Georgia Tax-Free Income
Fund, Franklin High Yield Tax-FreeIncome Fund, Franklin Insured Tax-Free Income Fund, Franklin Kentucky Tax-Free Income Fund,
Franklin Louisiana Tax-Free Income Fund, Franklin Maryland Tax-Free Income Fund, Franklin Massachusetts Tax-Free Income Fund,Franklin Michigan Tax-Free Income Fund, Franklin Minnesota Tax-Free Income
Fund, Franklin Missouri Tax-Free Income Fund, Franklin New Jersey Tax-Free Income Fund, Franklin North Carolina Tax-Free Income
Fund, Franklin Ohio Tax-Free Income Fund, Franklin Oregon Tax-Free Income Fund, Franklin Pennsylvania Tax-Free Income Fund and
Franklin Virginia Tax-Free Income Fund (constituting portfolios of Franklin Tax-Free Trust ("the Funds")) as of and for the year ended February 28, 2009, in accordance with the standards of the Public Company Accounting Oversight Board (United States), we considered the Funds' internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds' internal control over financial reporting. Accordingly, we do not express an opinion on the effectiveness of the Funds' internal control over financial reporting.

The management of the Funds is responsible for establishing and maintaining effective internal control over financial reporting.
In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A fund's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A fund's internal control over financial reporting includes those policies and procedures that
(1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the fund; (2) provide reasonableassurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the fund are being made only in accordance with authorizations of management and trustees of the fund; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a fund's assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis.
A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Funds' annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Funds' internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control over financial reporting that might be material weaknesses under standards established by the Public Company Accounting Oversight Board (United States). However, we noted deficiencies in the Funds' internal control over financial reportingand its operation, including controls over safeguarding securities,that weconsider to be material weaknesses as defined above as of February 28,2009.

This report is intended solely for the information and use of management and the Board of Trustees of Franklin Tax-Free Trust and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.



April 29, 2009